UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 12, 2005

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        Gehl Company (the “Company”) is a party to a Shareholder Agreement (the “Shareholder Agreement”), dated July 22, 2004, by and between the Company and Manitou BF S.A. (“Manitou”), which prohibits Manitou from, among other things, acquiring additional shares of the Company’s common stock, $0.10 par value (the “Common Stock”), without the prior consent of the Company. On October 12, 2005, the Company, its Board of Directors and the Audit Committee of the Board of Directors consented to the acquisition in one or a series of transactions by Manitou of additional shares of Common Stock; provided, that Manitou may not at any time beneficially own shares of Common Stock that exceed 1,788,226 shares, which number represents 14.9% of the outstanding Common Stock as of September 27, 2005 (such number subject to adjustment to reflect stock splits, stock dividends and the like). The consent allows Manitou to purchase additional shares of Common Stock so that Manitou’s percentage ownership of the aggregate number of shares of Common Stock outstanding will approximate its percentage ownership at the time of its July 2004 initial investment in the Company. Manitou’s percentage ownership in the Company has been reduced by issuances of Common Stock subsequent to July 22, 2004, most directly by the Company’s public offering of Common Stock that was completed on September 26, 2005. As of October 12, 2005, Manitou owned 1,442,652 shares of Common Stock. Except as set forth above, the Shareholder Agreement remains in full force and effect.

        The Company has an agreement with Manitou pursuant to which each party purchases certain models of telehandlers manufactured by the other for distribution in the United States. In addition, the Company has an agreement with Manitou to manufacture certain models of telehandlers under a license and manufacturing agreement with Manitou. The terms of the distributor agreement with Manitou, and the related purchases by each party and the terms of the licensing and manufacturing agreement were negotiated between the Company and Manitou on an arms-length basis in 2004, and these agreements were executed and delivered contemporaneously with the execution and delivery of the Shareholder Agreement. Marcel-Claude Braud, a director of the Company, is President and Chief Executive Officer of the Manitou Group, which includes Manitou BF S.A. Pursuant to the Shareholder Agreement, the Company has agreed to use reasonable efforts to nominate Mr. Braud for election as a director of the Company.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Shareholder Agreement, dated July 22, 2004, by and between Gehl Company and Manitou BF S.A. [Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2004]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: October 14, 2005	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated October 12, 2005

Exhibit
Number

(10.1)	Shareholder Agreement, dated July 22, 2004, by and between Gehl Company and Manitou BF S.A. [Incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2004]

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